Exhibit 23.3 (Consent of Webb & Company, P.A., Independent Registered Public Accounting Firm)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated March 26, 2009 relating to the December 31, 2008 and 2007 financial statements of Waytronx, Inc.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

WEBB & COMPANY, P.A.
Certified Public Accountants

Baynton Bench, Florida
November 18, 2009

1501 Corporate Drive, Suite 150 •  Boynton Beach, FL 33426
Telephone: (561) 752-1721 •  Fax: (561) 734-8562
www.cpawebb.com